Investors: Jacquie Ross, CFA 858-882-2172 ir@illumina.com

Media: Jen Carroll 858-449-8082 pr@illumina.com

Illumina Reports Financial Results for First Quarter of Fiscal Year 2020

San Diego -- (BUSINESS WIRE) - April 30, 2020 - Illumina, Inc. (NASDAQ: ILMN) today announced its financial results for the first quarter of fiscal year 2020.

First quarter 2020 results:

•Revenue of $859 million, a 2% increase compared to $846 million in the first quarter of 2019
•GAAP net income attributable to Illumina stockholders for the quarter of $173 million, or $1.17 per diluted share, compared to $233 million, or $1.57 per diluted share, for the first quarter of 2019
•Non-GAAP net income attributable to Illumina stockholders for the quarter of $243 million, or $1.64 per diluted share, compared to $237 million, or $1.60 per diluted share, for the first quarter of 2019. Non-GAAP net income excludes expenses related to the Reverse Termination Fee and Continuation Advances paid to Pacific Biosciences of California, Inc. (PacBio) in Q1 2020 (see the “Reconciliation Between GAAP and Non-GAAP Net Income Attributable to Illumina Stockholders” table for a reconciliation of these GAAP and non-GAAP financial measures)
•Cash flow from operations of $281 million compared to $198 million in the first quarter of 2019
•Free cash flow (cash flow from operations less capital expenditures) of $241 million for the quarter compared to $142 million in the first quarter of 2019

Gross margin in the first quarter of 2020 was 72.1% compared to 69.1% in the prior year period. Excluding amortization of acquired intangible assets and restructuring charges, non-GAAP gross margin was 73.0% for the first quarter of 2020 compared to 70.2% in the prior year period.

Research and development (R&D) expenses for the first quarter of 2020 were $156 million compared to $169 million in the prior year period. Excluding payroll credits related to COVID-19, non-GAAP R&D expenses as a percentage of revenue were 18.3% compared to 20.0% in the prior year period.

Selling, general and administrative (SG&A) expenses for the first quarter of 2020 were $274 million compared to $211 million in the prior year period. Excluding expenses related to the terminated acquisition with PacBio, non-GAAP SG&A expenses as a percentage of revenue were 21.1% compared to 23.0% in the prior year period.

Depreciation and amortization expenses were $44 million and capital expenditures for free cash flow purposes were $40 million during the first quarter of 2020. At the close of the quarter, the company held $3.3 billion in cash, cash equivalents and short-term investments, compared to $3.4 billion as of December 29, 2019.

“We are doing everything we can to support our employees, our customers, and communities during this pandemic,” said Francis deSouza, President and CEO. “While the near-term headwind is strong, the opportunity for sequencing and genomic insights is clearer than ever. We believe that the global community will emerge from this experience more determined and more united to prepare for the next pandemic, and that genomics will be integral to that effort.”

Updates since our last earnings release:

•Announced the Illumina SARS-CoV-2 Data Toolkit, a new suite of data analysis tools and workflow functionality for researchers working with the virus using next-generation sequencing (NGS)
•Donated sequencing systems and related consumables to support the expansion of SARS-CoV-2 sequencing capabilities and capacity in up to ten African countries

•Partnered with IDbyDNA to co-market IDbyDNA’s Explify® Platform for use with Illumina’s NGS systems and library preparation to provide a complete, streamlined workflow solution for infectious disease applications
•Authorized a share repurchase program to repurchase $750 million of outstanding common stock and repurchased approximately $187 million of common stock in the first quarter
•Continued to strengthen the Board of Directors with the addition of Dr. Scott Gottlieb, former US FDA commissioner

Financial outlook and guidance

As previously announced on April 14, 2020, Illumina has withdrawn its fiscal 2020 full year revenue and earnings per share guidance due to the COVID-19 pandemic.

Quarterly conference call information

The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Thursday, April 30, 2020. Interested parties may access the live teleconference through the Investor Info section of Illumina’s website under the “Company” tab at www.illumina.com. Alternatively, individuals can access the call by dialing 1 (866) 211-4597 or 1 (647) 689-6853 outside North America, both with conference ID 9492366.

A replay of the conference call will be posted on Illumina’s website after the event and will be available for at least 30 days following.

Statement regarding use of non-GAAP financial measures

The company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The company’s financial measures under GAAP include substantial charges such as amortization of acquired intangible assets, non-cash interest expense associated with the company’s convertible debt instruments that may be settled in cash, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of these items in non-GAAP measures to assist investors in analyzing and assessing past and future operating performance. Additionally, non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements

This release may contain forward-looking statements that involve risks and uncertainties. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) the impact to our business and operating results of the COVID-19 pandemic; (ii) changes in the rate of growth in the markets we serve; (iii) the volume, timing and mix of customer orders among our products and services; (iv) our ability to adjust our operating expenses to align with our revenue expectations; (v) our ability to manufacture robust instrumentation and consumables; (vi) the success of products and services competitive with our own; (vii) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (viii) the impact of recently launched or pre-announced products and services on existing products and services; (ix) our ability to further develop and commercialize our instruments and consumables, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (x) our ability to obtain regulatory clearance for our products from government agencies; (xi) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xii) our ability to successfully identify and integrate acquired technologies, products, or businesses; and (xiii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina

Illumina is improving human health by unlocking the power of the genome. Our focus on innovation has established us as the global leader in DNA sequencing and array-based technologies, serving customers in the research, clinical and applied markets. Our products are used for applications in the life sciences, oncology, reproductive health, agriculture and other emerging segments. To learn more, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	March 29, 2020	December 29, 2019
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$1,991	$2,042
Short-term investments	1,341	1,372
Accounts receivable, net	472	573
Inventory	384	359
Prepaid expenses and other current assets	136	105
Total current assets	4,324	4,451
Property and equipment, net	890	889
Operating lease right-of-use assets	559	555
Goodwill	824	824
Intangible assets, net	138	145
Deferred tax assets, net	91	64
Other assets	435	388
Total assets	$7,261	$7,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130	$149
Accrued liabilities	425	516
Long-term debt, current portion	499	—
Total current liabilities	1,054	665
Operating lease liabilities	696	695
Long-term debt	652	1,141
Other long-term liabilities	224	202
Stockholders’ equity	4,635	4,613
Total liabilities and stockholders’ equity	$7,261	$7,316

Illumina, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019
Revenue:
Product revenue	$701	$667
Service and other revenue	158	179
Total revenue	859	846
Cost of revenue:
Cost of product revenue (a)	174	182
Cost of service and other revenue (a)	59	71
Amortization of acquired intangible assets	7	9
Total cost of revenue	240	262
Gross profit	619	584
Operating expense:
Research and development (a)	156	169
Selling, general and administrative (a)	274	211
Total operating expense	430	380
Income from operations	189	204
Other (expense) income, net	(11)	29
Income before income taxes	178	233
Provision for income taxes	5	9
Consolidated net income	173	224
Add: Net loss attributable to noncontrolling interests	—	9
Net income attributable to Illumina stockholders	$173	$233

Earnings per share attributable to Illumina stockholders:
Basic	$1.18	$1.58
Diluted	$1.17	$1.57
Shares used in computing earnings per common share:
Basic	147	147
Diluted	148	149

(a) Includes stock-based compensation expense for stock-based awards:

	Three Months Ended
	March 29, 2020	March 31, 2019
Cost of product revenue	$5	$5
Cost of service and other revenue	1	1
Research and development	15	18
Selling, general and administrative	18	27
Stock-based compensation expense before taxes (1)	$39	$51
(1) Includes stock-based compensation of $1.1 million for Helix for Q1 2019.

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019
Net cash provided by operating activities	$281	$198
Net cash (used in) provided by investing activities	(135)	988
Net cash used in financing activities	(191)	(60)
Effect of exchange rate changes on cash and cash equivalents	(6)	—
Net (decrease) increase in cash and cash equivalents	(51)	1,126
Cash and cash equivalents, beginning of period	2,042	1,144
Cash and cash equivalents, end of period	$1,991	$2,270

Calculation of free cash flow:
Net cash provided by operating activities	$281	$198
Purchases of property and equipment	(40)	(56)
Free cash flow (a)	$241	$142
(a) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In millions, except per share amounts)
(unaudited)

RECONCILIATION BETWEEN GAAP AND NON-GAAP EARNINGS PER SHARE ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended
	March 29, 2020	March 31, 2019
GAAP earnings per share attributable to Illumina stockholders - diluted	$1.17	$1.57
Cost of revenue (b)	0.06	0.06
Research and development costs (b)	(0.01)	—
Selling, general and administrative costs (b)	0.62	0.12
Other expense (income), net (b)	0.08	(0.06)
Incremental non-GAAP tax expense (c)	(0.19)	(0.03)
Income tax benefit (d)	(0.09)	(0.06)
Non-GAAP earnings per share attributable to Illumina stockholders - diluted (a)	$1.64	$1.60

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME ATTRIBUTABLE TO ILLUMINA STOCKHOLDERS:

	Three Months Ended
	March 29, 2020	March 31, 2019
GAAP net income attributable to Illumina stockholders	$173	$233
Cost of revenue (b)	9	9
Research and development costs (b)	(1)	—
Selling, general and administrative costs (b)	92	17
Other expense (income), net (b)	12	(9)
Incremental non-GAAP tax expense (c)	(29)	(4)
Income tax benefit (d)	(13)	(9)
Non-GAAP net income attributable to Illumina stockholders (a)	$243	$237
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income attributable to Illumina stockholders and diluted earnings per share attributable to Illumina stockholders are key components of the financial metrics utilized by the company’s board of directors to measure, in part, management’s performance and determine significant elements of management’s compensation. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.
(b) Refer to our “Itemized Reconciliation between GAAP and Non-GAAP Results of Operations as a Percent of Revenue,” below, for the components of these amounts.
(c) Incremental non-GAAP tax expense reflects the tax impact of the non-GAAP adjustments listed.
(d) Amounts represent tax deductions taken in excess of stock compensation cost.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in millions)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:

	Three Months Ended
	March 29, 2020		March 31, 2019
GAAP gross profit	$619	72.1%	$584	69.1%
Amortization of acquired intangible assets (b)	7	0.8%	9	1.1%
Restructuring (c)	2	0.1%	—	—
Expenses related to COVID-19 (d)	1	0.1%	—	—
Income related to COVID-19 (e)	(1)	(0.1)%	—	—
Non-GAAP gross profit (a)	$628	73.0%	$593	70.2%

GAAP research and development expense	$156	18.2%	$169	20.0%
Income related to COVID-19 (e)	1	0.1%	—	—
Non-GAAP research and development expense	$157	18.3%	$169	20.0%

GAAP selling, general and administrative expense	$274	31.9%	$211	24.9%
Acquisition-related expenses (f)	(92)	(10.8)%	(16)	(1.9)%
Amortization of acquired intangible assets	—	—	(1)	—
Non-GAAP selling, general and administrative expense	$182	21.1%	$194	23.0%

GAAP operating profit	$189	22.0%	$204	24.2%
Cost of revenue	9	0.9%	9	1.1%
Research and development costs	(1)	(0.1)%	—	—
Selling, general and administrative costs	92	10.8%	17	1.9%
Non-GAAP operating profit (a)	$289	33.6%	$230	27.2%

GAAP other (expense) income, net	$(11)	(1.3)%	$29	3.4%
Non-cash interest expense (g)	10	1.2%	14	1.7%
Strategic investment related gain, net (h)	(5)	(0.6)%	(8)	(0.9)%
Loss on derivative assets (i)	4	0.5%	—	—
Loss on contingent value right (j)	3	0.3%	—	—
Gain on deconsolidation (k)	—	—	(15)	(1.8)%
Non-GAAP other income, net (a)	$1	0.1%	$20	2.4%
All amounts in tables are rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not recalculate using the rounded amounts provided.

(a) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of our products and services. Non-GAAP operating profit, and non-GAAP other income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future operating performance.
(b) Amounts are recorded in cost of revenue.
(c) Amount consists primarily of employee costs related to restructuring.

(d) Amount consists of direct and incremental expenses incurred due to the COVID-19 pandemic, primarily premium pay for onsite essential workers.
(e) Amount consists of direct and incremental income due to the COVID-19 pandemic, primarily payroll-related credits earned in Singapore.
(f) Amounts consist of expenses related to the PacBio acquisition, which was terminated on January 2, 2020. In Q1 2020, such expenses consist primarily of the Continuation Advances and Reverse Termination Fee paid to PacBio.
(g) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(h) Amounts consist primarily of mark-to-market adjustments and impairments from our strategic investments.
(i) Amount consists of fair value adjustments on our derivative assets related to the terminated acquisition with PacBio.
(j) Amount consists of fair value adjustments related to our contingent value right received from Helix.
(k) Amount consists of the gain recorded in Q1 2019 that resulted from the settlement of a contingency related to the deconsolidation of GRAIL in 2017.